Exhibit 10.1

Execution Copy

MasTec, Inc.

Placement Agency Agreement

New York, New York

November 4, 2009

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

MasTec, Inc., a corporation organized under the laws of the State of Florida (the “Company”), proposes to issue and sell to certain investors (each an “Investor” and collectively, the “Investors”) up to $100,000,000 aggregate principal amount of its Senior Convertible Notes Due 2014 (the “Notes”), which are convertible into shares of the Company’s common stock, par value $0.10 per share (the “Conversion Shares), to be issued pursuant to the provisions of an indenture dated as of June 5, 2009, as supplemented by a supplemental indenture (as so supplemented, the “Indenture”) among the Company, the Guarantors (as defined below), and U.S. Bank National Association, as Trustee (the “Trustee”).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) each of the Company’s subsidiaries listed in Schedule I hereto, and (ii) any subsidiary of the Company formed or acquired after the Closing Date (as defined below) that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes, the Conversion Shares and the Guarantees are herein collectively referred to as the “Securities”.

The Securities will be offered and sold to the Investors without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has prepared a preliminary private placement memorandum relating to the Securities and the terms of the offering (the “Preliminary Memorandum”) and will prepare a final private placement memorandum relating to the securities and the terms of the offering (the “Final Memorandum”; the Preliminary Memorandum and the Final Memorandum each herein being referred to as the “Memorandum”).

1. Agreement to Act as Placement Agent, Placement of Notes.

(a) Subject to the terms and conditions herein set forth, the Company appoints Morgan Stanley & Co. Incorporated and Barclays Capital Inc. as the Company’s exclusive placement agents (in such capacity, the “Placement Agents”), on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Notes to the Investors and each of the Placement Agents severally agrees, subject to the representations, warranties and agreements herein set forth, to so act.

(b) This Agreement is not a commitment, express or implied, on the part of the Placement Agents to commit any capital. Under no circumstances will either Placement Agent be obligated to purchase any Notes for its own account. In soliciting purchases of Notes, the Placement Agents shall act solely as the Company’s agents and not as principal and therefore the Placement Agents shall have no authority to bind the Company. Each Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the offering and sale of the Notes.

(c) The purchases of the Notes by the Investors shall be evidenced by the execution of securities purchase agreements substantially in the form of Exhibit A (the “Purchase Agreements”).

(d) Concurrently with the execution and delivery of this Agreement, the Company and U.S. Bank National Association, as escrow agent (“Escrow Agent”), shall enter into an Escrow Agreement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Prior to the Closing Date, each Investor will deposit in the Escrow Account the full amount of the purchase price for the Notes being purchased by such Investor (the “Escrow Funds”).

(e) As compensation for services rendered prior to and as of the Closing Date, the Company shall pay on the Closing Date to the Placement Agents aggregate placement fees equal to 3.50% of the gross proceeds received by the Company on the Closing Date from the sale of the Notes (the “Placement Fees”), such Placement Fees to be divided equally among the Placement Agents. The Placement Fees shall be payable by Federal Funds wire transfer to an account or accounts designated by the applicable Placement Agent on the Closing Date.

(f) No Notes that the Company has agreed to sell pursuant to this Agreement or the Purchase Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Notes shall have been delivered to the Investor thereof against payment by such Investor. If the Company shall default in its obligations to deliver Notes to an Investor whose offer it has accepted, and from which it has received payment for such Notes, the Company agrees to indemnify and hold harmless the

Placement Agent Entities (as defined herein) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject which arise out of or are based upon such default of the Company.

(g) The Company acknowledges and agrees that each Placement Agent has been retained to act solely as placement agent to the Company, and not in any capacity for any other person, and the Company’s engagement of each Placement Agent is not intended to confer rights upon any person (including shareholders, employees or creditors of the Company) not a party hereto as against either Placement Agent or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. Each Placement Agent shall act as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any obligations arising out of its engagement shall be owed solely to the Company.

2. Representations and Warranties of the Company and the Guarantors. The Company and each Guarantor, jointly and severally, as of the date hereof and as of the Closing Date (as defined below), represents and warrants to and agrees with each of the Placement Agents that:

(a) The Notes will satisfy, as of the date of the Final Memorandum, the eligibility requirements of Rule 144A(d)(3) under the Act.

(b) Assuming the accuracy of the representations and warranties made by the Investors contained in the Purchase Agreements and the representations and warranties made by the Placement Agents contained in Section 3 of this Agreement, the issuance and sale to the Investors of the Notes in the manner contemplated by the Purchase Agreements and this Agreement are exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Notes.

(c) The Preliminary Memorandum has been, and the Final Memorandum will be, prepared by the Company for use in connection with the sale of the Notes in the manner contemplated by this Agreement and the Purchase Agreements. No order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been, or will have been, issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(d) The documents incorporated or deemed to be incorporated by reference in the Preliminary Memorandum or the Final Memorandum, at the time they were or hereafter are filed with the Securities and Exchange Commission (the “Commission”),

complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Preliminary Memorandum or the Final Memorandum at its date and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each “significant subsidiary” as such term is defined in Item 1-02 of Regulation S-X promulgated by the Commission (each a “Significant Subsidiary”) of the Company is listed on Schedule II hereto. Each Significant Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the respective jurisdiction of incorporation or organization, has the corporate or limited liability company power and authority to own its respective property and to conduct its respective businesses as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its respective businesses or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Final Memorandum.

(g) Each Guarantor has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the respective jurisdiction of incorporation or organization, has the corporate or limited liability company power and authority to own its respective property and to conduct its respective businesses as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its respective businesses or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as set forth in the Final Memorandum.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Notes to be offered are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to the Purchase Agreements and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. The Guarantees are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to the Indenture by the respective Guarantor and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefore, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

(j) The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

(k) The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity).

(l) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Description of Notes”, “Description of Common Stock” and “United States Federal Income Tax Considerations” fairly summarize the matters therein described.

(m) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into by the Company and the Guarantors in connection with the transactions contemplated hereby or thereby (including the issuance of the Conversion Shares) will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Guarantors or any agreement or other instrument binding upon the Company or any of its subsidiaries or the Guarantors that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into by the Company or the Guarantors in connection with the transactions contemplated hereby or thereby (including the issuance of the Conversion Shares) except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

(o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Final Memorandum.

(p) There are no business relationships or related-party transactions involving the Company or any subsidiary of the Company or any other person that are required to be described in the documents incorporated by reference in the Final Memorandum pursuant to Item 404 of Regulation S-K which have not been described as required.

(q) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Preliminary Memorandum and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) Except as disclosed in the Final Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company.

(s) Except as disclosed in the Company’s public filings with the Commission on Form 10-K, Form 10-Q and Form 8-K, including any amendments thereto (collectively, the “Exchange Act Filings”) and as contemplated by the transactions contemplated by this Agreement, there are not currently, and will not be as a result of the offering of the Notes, any outstanding subscriptions, rights, warrants, calls, commitments of sales or options to acquire, or instruments convertible into or exchangeable for, any capital stock or equity interest of the Company or any of its subsidiaries.

(t) Except as disclosed in Company’s Exchange Act Filings, neither the Company nor any of its subsidiaries (i) is in violation of its charter, by laws or applicable organizational documents, (ii) is in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(u) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum.

(x) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Final Memorandum.

(y) Prior to the date hereof, neither the Company nor any of its affiliates nor any person acting on its or their behalf has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(z) The Company is subject to Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The common stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of common stock are listed on the New York Stock Exchange.

(aa) Except as described in the Final Memorandum, the Company has not sold, issued or distributed any shares of its common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

3. Representations and Warranties of the Placement Agents. Each Placement Agent, severally and not jointly, represents and warrants to, and agrees with, the Company as set forth below in this Section 3.

(a) It has all requisite corporate power and authority to enter into this Agreement.

(b) It has not and will not solicit offers for the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2)

of the Act; and it has and will solicit offers for the Notes only from persons whom it reasonably believes to be both “institutional accredited investors” within the meaning of Rule 501(a)(1), (2), (3) and (7) of Regulation D promulgated under the Act and qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Act or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB and to whom notice has been given that such sale or delivery is being made in reliance on Section 4(2) of the Act.

4. The Closing. The time and date of closing and delivery of the documents required to be delivered to the Placement Agents pursuant to Section 6 hereof shall be at 10:00 A.M., New York time on November 10, 2009 (the “Closing Date”) at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131. At the closing, the Escrow Agent will (i) disburse the Escrow Funds from the Escrow Account to the Company as provided in the Escrow Agreement and (ii) deliver the Notes to the Investors, which delivery may be made through the facilities of The Depository Trust Company.

5. Agreements. The Company and each Guarantor, jointly and severally, agrees with each Placement Agent that:

(a) Prior to the completion of the distribution of the Notes by the Company, before making or distributing any amendment or supplement to the Final Memorandum, the Company will furnish to each Placement Agent a copy of any proposed amendment or supplement to the Final Memorandum for review and not to distribute any such proposed amendment or supplement to which either Placement Agent reasonably objects within a reasonable period of time after having been furnished such proposed amendment or supplement.

(b) The Company will cooperate with the Placement Agents in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Placement Agents may reasonably have designated in writing and will continue such qualifications in effect for as long as may be necessary to complete the sale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) The Company will provide to each Placement Agent and to counsel for the Placement Agents, without charge, prior to the date on which the Notes shall have been sold by the Company, as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as each Placement Agent may request.

(d) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Final Memorandum.

(e) If not otherwise available on EDGAR, so long as any of the Notes are outstanding, the Company will furnish to each Placement Agent (i) as soon as available, a copy of each report of the Company mailed to stockholders generally and (ii) from time to time such other information concerning the Company as the Placement Agents may reasonably request.

(f) None of the Company or any of its “affiliates” (as defined in Rule 144 under the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes.

(g) The Company will not, and will not permit any of its affiliates to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(h) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(i) The Company will use all commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(j) The Company shall reserve and keep available at all times, free of preemptive rights, shares of its common stock for the purpose of enabling the Company to satisfy any obligations to issue the Conversion Shares.

(k) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended.

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(m) None of the Company or any of its “affiliates” (as defined in Rule 144(a) under the Act) will sell any Notes acquired from the Company or any of its affiliates, unless such sale is registered under the Act or otherwise in compliance with applicable securities laws (including the provisions of Rule 144 under the Act).

(n) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Conversion Shares.

(o) The Company shall, promptly after the date hereof, file a Form D pursuant to Rule 503 under the Act.

(p) Without the prior written consent of the Placement Agents, the Company will not, during the period ending 90 days after the date of the Final Memorandum, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its common stock or any securities convertible into or exercisable or exchangeable for such common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of such common stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of its common stock or any securities convertible into or exercisable or exchangeable for such common stock, other than a registration statement on Form S-8 relating to the issuance by the Company of stock options or restricted stock grants pursuant to employee plans in existence on the date hereof; provided that the restrictions contained in this paragraph shall not apply to (A) the Notes to be sold hereunder, (B) the issuance by the Company of shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Placement Agents have been advised in writing, (C) the issuance by the Company of stock options or restricted stock grants pursuant to employee plans in existence on the date hereof, (D) the filing of a registration statement with the Commission relating to the resale of certain shares of common stock that may be issued from time to time in connection with certain “earn-out” provisions related to certain of the Company’s previous acquisitions and (E) the issuance and registration for resale by the Company of up to 2,000,000 shares of its common stock as consideration for potential acquisitions.

6. Conditions to the Obligations of the Placement Agents. The several obligations of the Placement Agents hereunder and the closing of the sale of the Notes pursuant to the Purchase Agreements shall be subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Placement Agents shall have received the opinion, dated the Closing Date and addressed to the Placement Agents, of Greenberg Traurig, P.A., counsel for the Company, substantially in the form set forth in Exhibit C to this Agreement.

(b) The Placement Agents shall have received the opinion, dated the Closing Date and addressed to the Placement Agents, of Albert de Cardenas, Executive Vice President and General Counsel of the Company, substantially in the form set forth in Exhibit D to this Agreement.

(c) The Placement Agents shall have received an opinion, dated the Closing Date and addressed to the Placement Agents, of Albert de Cardenas, Executive Vice President and General Counsel of the Company, with respect to Direct Star TV, LLC, Power Partners MasTec, LLC, Three Phase Line Construction, Inc., Three Phase Acquisition Corp., and Wanzek Construction, Inc. substantially in the form set forth in Exhibit E to this Agreement.

(d) The Placement Agents shall have received the satisfactory opinion, dated as of the Closing Date and addressed to the Placement Agents, of Shearman & Sterling LLP, counsel for the Placement Agents.

(e) The Placement Agents shall have received from each Investor an executed Purchase Agreement each substantially in the form set forth in Exhibit A to this Agreement.

(f) The “Lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Placement Agents and certain shareholders, officers and directors of the Company as listed in Schedule III hereto relating to sales and certain other dispositions of the Company’s common stock or certain other securities, delivered to the Placement Agents on or before the date hereof, shall be in full force and effect on the Closing Date.

(g) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent Exchange Act Filing of the Company, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(h) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(i) The Placement Agents shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, to the effect that

(1) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(2) at the Closing Date, since the date hereof no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

(3) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

(j) The Conversion Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange and satisfactory evidence of such actions shall have been provided to the Placement Agents.

On or before the Closing Date, the Placement Agents and counsel for the Placement Agents shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and its subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Placement Agents and counsel for the Placement Agents. The Company shall furnish to the Placement Agents such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Placement Agents shall reasonably request.

7. Payment of Company’s Expenses and Reimbursement of Placement Agents’ Expenses. The Company agrees to pay all costs and expenses incident to the performance of its and the Guarantors’ obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Placement Agents and the Investors of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Investors of the Notes, (v) the qualification of the Notes under state securities and “Blue Sky” laws, including filing fees and reasonably incurred fees and disbursements of counsel for the Placement Agents relating thereto (up to a maximum of $5,000), (vi) expenses in connection with any meetings with prospective investors in the Notes (including, without limitation, the costs and expenses of the Company relating to investor presentations undertaken in connection with the offering), (vii) fees and expenses of the Trustee and any transfer agent, registrar or depositary, including fees and expenses of counsel, (viii) costs and expenses incident to listing the Conversion Shares on The New York Stock Exchange, and (ix) fees and expenses of the Escrow. It is understood that the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Placement Agents of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Placement Agents upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Shearman & Sterling LLP, counsel for the Placement Agents) that shall have been incurred by the Placement Agents in connection with the proposed purchase and sale of the Notes.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Placement Agent, the directors, officers, employees and selling agents of each Placement Agent and each person who controls the Placement Agent within the meaning of either the Act or the Exchange Act (“Placement Agent Entities”), against any and all losses, claims, damages or liabilities, joint or several, to which any such Placement Agent Entity may become subject arising out of or in connection with the transactions contemplated by this Agreement, or any claim, litigation, investigation or proceedings relating to the foregoing (“Proceedings”), regardless of whether any of such Placement Agent Entities is a party thereto, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating, defending, settling, or paying any such loss, claim, damage, liability or action), insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) otherwise arise out of or are based upon the offering and sale of Notes and/or any action of the Placement Agents in connection therewith, and will reimburse, as incurred, the Placement Agents and each Placement Agent Entity for any reasonably incurred legal or other expenses as incurred by the Placement Agent or Placement Agent Entities in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, provided, however, in the case of clause (ii) that the Company will not be liable with respect to a Placement Agent to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of such Placement Agent. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) If for any reason the foregoing indemnification is unavailable to any Placement Agent Entity or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Placement Agent Entity as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Placement Agent Entity on the other hand but also the relative fault of the Company and such Placement Agent Entity, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Company on the one hand and all Placement Agent Entities on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to any sale of the Notes (whether or not consummated) bears to (ii) the fee paid or proposed to be paid to each Placement Agent in connection with such sale. The indemnity, reimbursement and contribution obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have to a Placement Agent Entity and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Placement Agent Entity.

(c) Promptly after receipt by a Placement Agent Entity of notice of the commencement of any Proceedings, such Placement Agent Entity will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the Company in writing of the commencement thereof; provided that the omission to so notify the Company (i) will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) will not relieve the Company from any liability that it may have to a Placement Agent Entity otherwise than on account of this Section 8. In any case such Proceedings are brought against any Placement Agent Entity, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Placement Agent Entity, to assume the defense thereof, with counsel reasonably satisfactory to such Placement Agent Entity; provided that if the defendants in any such Proceedings include both a Placement Agent Entity and the Company and the Placement Agent Entity shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Company, the Placement Agent Entity shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Placement Agent Entity. Upon receipt of notice from the Company to such Placement Agent Entity of its election so to assume the defense of such Proceedings and approval by the Placement Agent Entity of counsel, the Company will not be liable to such Placement Agent Entity for expenses incurred by the Placement Agent Entity in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Placement Agent Entity shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Placement Agent Entity in the case of paragraph (a) of this Section 8, representing any such Placement Agent Entity under such paragraph (a) that is a party to such Proceeding) or (ii) the Company has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the Company to such Placement Agent Entity, the Company will not be liable for the costs and expenses of any settlement of such action effected by such Placement Agent Entity without the prior written consent of the Company (which consent shall not be unreasonably withheld), unless the Company waived in writing its rights under this Section 8, in which case the Placement Agent Entity may effect such a settlement without such consent. The Company shall not, without the prior written consent of any Placement Agent Entity, effect any settlement or compromise of any pending or threatened Proceeding in respect of which that Placement Agent Entity is or could have been a party, or indemnity could have been sought hereunder by any Placement Agent Entity, unless such settlement (A) includes an unconditional written release of the Placement Agent Entity, in form and substance reasonably satisfactory to the Placement Agent Entity, from all liability on claims that are the subject matter of such Proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) The Company agrees that no Placement Agent Entity shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Placement Agent’s engagement under this Agreement or any matter referred to in this Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a final, binding and non-appealable judgment that any losses, claims, damages, liabilities or expenses incurred by the Company resulted from the gross negligence or willful misconduct of such Placement Agent in performing the services that are the subject of this Agreement.

9. Termination. The Placement Agents may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case maybe, any of The New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading in any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Final Memorandum.

Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 8 hereof.

10. Survival of Agreements, Representations, Warranties and Indemnities. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Placement Agents, will be mailed, delivered or telefaxed to (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Kalli Cockinos (fax no.: 212-761-5474; Email: kalli.cockinos@morganstanley.com), and (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Troy Wagner (fax no.: 212-526-1535; Email: troy.wagner@barcap.com), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Danielle Carbone.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, selling agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder, except that the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. It is understood that each Placement Agent’s responsibility to the Company is solely contractual in nature and such Placement Agent does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK. The Company and each Placement Agent hereby agrees that the Federal and New York State Courts located in New York County, New York shall have exclusive jurisdiction with respect to any matter arising out of this Agreement and submits to the jurisdiction of such courts with respect thereto. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Placement Agent waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Placement Agents.

Very truly yours,

MasTec, Inc.

By:	/s/ C. Robert Campbell
Name: C. Robert Campbell
Title: Executive Vice President and
Chief Financial Officer

The foregoing Placement Agency Agreement is

hereby confirmed and accepted

as of the date first above written.

Morgan Stanley & Co. Incorporated

By:	/s/ Kent Hitchcock
Name: Kent Hitchcock
Title: Managing Director

The foregoing Placement Agency Agreement is

hereby confirmed and accepted

as of the date first above written.

Barclays Capital Inc.

By:	/s/ Joseph Castle
Name: Joseph Castle
Title: